Exhibit 13(b)

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Allspring Multi-Sector Income Fund (the “Fund”), hereby certifies, to the best of his knowledge, that the Fund’s report on Form N-CSR for the year ended October 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: December 27, 2023

By:	/s/ Andrew Owen
Andrew Owen
President
Allspring Multi-Sector Income Fund

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Allspring Multi-Sector Income Fund (the “Fund”), hereby certifies, to the best of his knowledge, that the Fund’s report on Form N-CSR for the year ended October 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: December 27, 2023

By:	/s/ Jeremy DePalma
Jeremy DePalma
Treasurer
Allspring Multi-Sector Income Fund

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.